Exhibit 10.07

Amendment to the

OGE Energy Corp. Stock Incentive Plan

OGE Energy Corp., an Oklahoma corporation (the “Company”), by action of its Board of Directors taken in accordance with the authority granted to it by Section 11 of the OGE Energy Corp. Stock Incentive Plan (the “Plan”), hereby amends the Plan in the following respect effective as of January 1, 2005:

1.         By deleting the clause beginning with “provided, however,” at the end of the first sentence of Section 9(c) of the Plan and inserting in lieu thereof the following:

“provided, however, that in the case of Incentive Stock Options and any Non-Qualified Stock Option (but only to the extent of the portion of such Non-Qualified Stock Option that was not exercisable on December 31, 2004), and Stock Appreciation Rights relating to Incentive Stock Options or such Non-Qualified Options, the Change of Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right is exercised.”

IN WITNESS WHEREOF, OGE Energy Corp. has caused this instrument to be signed in its name by a duly authorized officer on this 17th day of April, 2008.

OGE Energy Corp.

By: /s/ Peter B. Delaney

Chairman, President and Chief Executive Officer